Exhibit 99.1

Corporate Profile

Effective August 31, 2017, pursuant to the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017 (the "Merger Agreement"), The Dow Chemical Company ("Dow") and E. I. du Pont de Nemours and Company ("DuPont") each merged with wholly owned subsidiaries of DowDuPont Inc. ("DowDuPont" or the "Company") (the "Mergers") and, as a result of the Mergers, Dow and DuPont became subsidiaries of DowDuPont (collectively, the "Merger"). Effective with the Merger, DowDuPont began to manage and report its operating results through the new reportable segments described below.
AGRICULTURE
The Agriculture segment leverages the Company’s technology, customer relationships and industry knowledge to improve the quantity, quality and safety of the global food supply and the global production agriculture industry. Land available for worldwide agricultural production is increasingly limited so production growth will need to be achieved principally through improving crop yields and productivity. The segment’s two global businesses, Seed and Crop Protection, deliver a broad portfolio of products and services that are specifically targeted to achieve gains in crop yields and productivity, including well-established brands of seed products, crop chemicals, seed treatment, agronomy and digital services. Research and development ("R&D") focuses on leveraging germplasm and plant science technology to increase grower productivity and to enhance the value of grains and oilseeds through improved seed traits, superior seed germplasm and effective use of crop protection solutions.

Seed
Seed is a global leader in developing and supplying advanced plant genetic products and technologies. The Seed business is a world leader in developing, producing and marketing hybrid corn seed and soybean seed varieties, primarily under the Pioneer® brand name, which improve the productivity and profitability of its customers. Additionally, the Seed business develops, produces and markets canola, cotton, sunflower, sorghum, wheat and rice seed, as well as silage inoculants.

Crop Protection
Crop Protection serves the global production agriculture industry with crop protection products for field crops such as wheat, corn, soybean and rice, and specialty crops such as fruit, nut, vine and vegetables. Principle crop protection products are weed control, disease control and insect control offerings for foliar application or as a seed treatment.

PERFORMANCE MATERIALS & COATINGS
The Performance Materials & Coatings segment consists of two global businesses - Coatings & Performance Monomers and Consumer Solutions. Using silicones, acrylics and cellulosics-based technology platforms, these businesses serve the needs of the coatings, home care, personal care, appliance and industrial end-markets. The segment has broad geographic reach and R&D and manufacturing facilities located in key geographic areas.

Coatings & Performance Monomers
Coatings & Performance Monomers consists of two businesses: Coating Materials and Performance Monomers. The Coating Materials business leads innovation in technologies that help advance the performance of paints and coatings. Its water-based acrylic emulsion technology revolutionized the global paint industry. The organization offers innovative and sustainable product solutions to accelerate paint and coating performance across diverse market segments, including architectural paint and coatings, as well as industrial coatings applications used in paper, leather, wood, metal packaging, traffic markings, maintenance and protective industries. The Performance Monomers business manufactures critical building blocks needed for the production of coatings, textiles, and home and personal care products. Included in this portfolio is the Plastics Additives business, a worldwide supplier of additives used in a large variety of applications ranging from packaging containers to consumer appliances and office equipment.

Consumer Solutions
Consumer Solutions consists of three businesses: Home & Personal Care; Feedstocks & Intermediates and Performance Silicones. The Home & Personal Care business collaborates closely with global and regional brand owners to deliver innovative solutions for creating new and unrivaled consumer benefits and experience. Feedstocks & Intermediates provides standalone silicone materials that are used in a wide range of applications including adhesion promoters, coupling agents, crosslinking agents, dispersing agents and surface modifiers. Performance Silicones uses innovative, versatile silicon-based technology to provide solutions and ingredients to customers in personal care, elastomers and the pressure sensitive industries.

Joint Ventures
The Performance Materials & Coatings segment includes the Company's share of the results of The HSC Group, a U.S.-based group of companies that manufacture and sell polycrystalline silicon products and owned 50 percent by the Company.

INDUSTRIAL INTERMEDIATES & INFRASTRUCTURE
The Industrial Intermediates & Infrastructure segment consists of four global businesses: Construction Chemicals, Energy Solutions, Industrial Solutions, and Polyurethanes & CAV. These customer-centric global businesses develop and market customized materials using advanced technology and unique chemistries. These businesses serve the needs of market segments as diverse as: appliance; coatings; infrastructure; and oil and gas. The segment has broad geographic reach and R&D and manufacturing facilities located in key geographic areas.

Construction Chemicals
Construction Chemicals offers application and material science across a wide range of acrylic, cellulosic, and redispersible powder technologies designed to differentiate construction materials such as caulks, sealants, concrete sealers, elastomeric roof coatings, External Insulation and Finish System applications, and roof tile and siding coatings - all to advance the performance and durability of buildings and infrastructure.

Energy Solutions
Energy Solutions helps to provide energy to the world by supplying smart, innovative and customized solutions to enhance productivity and efficiency in the oil, gas and mining markets. This business is aligned with all markets of the oil and gas industry - from exploration, production including enhanced oil recovery, and oil and gas transmission, to refining and gas processing.

Industrial Solutions
The Industrial Solutions business enables manufacturing of the world’s goods and services with additive solutions that minimize friction and heat in mechanical processes, manage the oil and water interface, deliver active ingredients for maximum effectiveness, facilitate dissolvability and provide the foundational building blocks for the development of chemical technologies. The business supports industrial manufacturers associated with a large variety of end-markets, notably adhesives and inks, coatings, detergents and cleaners, and engine/heavy equipment. Industrial Solutions is also the world’s largest producer of purified ethylene oxide.

Polyurethanes & CAV
The Polyurethanes & CAV business group consists of two business: Polyurethanes and Chlor-Alkali and Vinyl ("CAV"). The Polyurethanes business is the world’s largest producer of propylene oxide and propylene glycol, a leading producer of polyether polyols and aromatic isocyanates that serve energy efficiency, consumer comfort and industrial market sectors, and an industry leader in the development of fully formulated polyurethane systems. Propylene oxide is produced by using the chlorohydrin process as well as by hydrogen peroxide to propylene oxide manufacturing technology. The CAV business provides cost advantaged chlorine and caustic soda supply and markets caustic soda, a valuable co-product of the chlor-alkali manufacturing process, and ethylene dichloride and vinyl chloride monomer.

Joint Ventures
The Industrial Intermediates & Infrastructure segment includes a portion of the Company's share of the results of the following joint ventures:

•
EQUATE Petrochemicals Company K.S.C. ("EQUATE") - a Kuwait-based company that manufactures ethylene, polyethylene and ethylene glycol and markets monoethylene glycol, diethylene glycol and polyethylene terephthalate resins; owned 42.5 percent by the Company.

•	The Kuwait Olefins Company K.S.C. - a Kuwait-based company that manufactures ethylene and ethylene glycol; owned 42.5 percent by the Company.

•
Map Ta Phut Olefins Company Limited - effective ownership is 32.77 percent of which the Company directly owns 20.27 percent (aligned with Industrial Intermediates & Infrastructure) and indirectly owns 12.5 percent through its equity interest in Siam Polyethylene Company Limited and Siam Synthetic Latex Company Limited (both part of The SCG-Dow Group and aligned with Packaging & Specialty Plastics). This Thailand-based company manufactures propylene and ethylene.

•
Sadara Chemical Company - a Saudi Arabian company that currently manufactures chlorine, ethylene and propylene for internal consumption and manufactures and sells polyethylene, high-value added chemical products and other performance plastics; currently owned 35 percent by the Company.

PACKAGING & SPECIALTY PLASTICS
The Packaging & Specialty Plastics segment is a market-oriented portfolio composed of two global businesses: Hydrocarbons & Energy and Packaging and Specialty Plastics. The segment is advantaged through its low cost position into key feedstocks and broad geographic reach, with manufacturing facilities located in all geographic areas. It also benefits from R&D expertise to deliver leading-edge technology that provides a competitive benefit to customers in packaging. Taken together, the businesses in this segment represent the world's leading plastics franchise.

Hydrocarbons & Energy
The Hydrocarbons & Energy business is one of the largest global producers of ethylene, an internal feedstock that is consumed primarily within the Packaging & Specialty Plastics segment, and one of the world’s largest industrial energy producers. The Hydrocarbons business' global scale, operational discipline and feedstock flexibility create a cost-advantaged foundation for the Company's downstream, market-driven businesses. In North America, the increased supplies of natural gas and natural gas liquids (“NGLs”) remain a key cost-competitive advantage for the Company's ethane- and propane-based production. The Company's U.S. and European ethylene production facilities allow DowDuPont to use different feedstocks in response to price conditions.

The Energy business produces or procures the energy used by DowDuPont, sells energy to customers located on DowDuPont manufacturing sites and also engages in opportunistic merchant sales driven by market conditions. Because of its unparalleled scale, purchasing power and global reach, the Energy business offers DowDuPont tremendous knowledge of world energy markets and the agility to respond to sudden changes in market conditions.

Packaging and Specialty Plastics
Packaging and Specialty Plastics serves high-growth, high-value sectors using world-class technology and a rich innovation pipeline that creates competitive advantages for customers and the entire value chain. The business is also a leader in polyolefin elastomers and ethylene propylene diene monomer elastomers. Market growth is expected to be driven by major shifts in population demographics; improving socioeconomic status in emerging geographies; consumer and brand owner demand for increased functionality; efforts to reduce food waste; growth in telecommunications networks; global development of electrical transmission and distribution infrastructure; and renewable energy applications.

Joint Ventures
Joint ventures play an integral role within the Packaging & Specialty Plastics segment by dampening earnings cyclicality and improving earnings growth. Principal joint ventures impacting the Packaging & Specialty Plastics segment are noted in the following section:

Aligned 100 percent with Packaging & Specialty Plastics:

•	The Kuwait Styrene Company K.S.C. - a Kuwait-based company that manufactures styrene monomer; owned 42.5 percent by the Company.

•
The SCG-Dow Group consists of Siam Polyethylene Company Limited; Siam Polystyrene Company Limited; Siam Styrene Monomer Co., Ltd.; and Siam Synthetic Latex Company Limited. These Thailand-based companies manufacture polyethylene, polystyrene, styrene and latex; owned 50 percent by the Company.

Packaging & Specialty Plastics includes a portion of the results of:

•
EQUATE - a Kuwait-based company that manufactures ethylene, polyethylene and ethylene glycol; and manufactures and markets monoethylene glycol, diethylene glycol and polyethylene terephthalate resins; owned 42.5 percent by the Company.

•	The Kuwait Olefins Company K.S.C. - a Kuwait-based company that manufactures ethylene and ethylene glycol; owned 42.5 percent by the Company.

•
Map Ta Phut Olefins Company Limited - effective ownership is 32.77 percent of which the Company directly owns 20.27 percent (aligned with Industrial Intermediates & Infrastructure) and indirectly owns 12.5 percent through its equity interest in Siam Polyethylene Company Limited and Siam Synthetic Latex Company Limited (both part of The SCG-Dow Group and aligned with Packaging & Specialty Plastics). This Thailand-based company manufactures propylene and ethylene.

•
Sadara Chemical Company - a Saudi Arabian company that currently manufactures chlorine, ethylene and propylene for internal consumption and manufactures and sells polyethylene, high-value added chemical products and other performance plastics; currently owned 35 percent by the Company.

ELECTRONICS & IMAGING
Electronics & Imaging is a leading global supplier of differentiated materials and systems for a broad range of consumer electronics including mobile devices, television monitors, personal computers and electronics used in a variety of industries. The segment also serves the photovoltaics ("PV") and advanced printing industries. Electronics & Imaging is a leading provider of materials and solutions for the fabrication of semiconductors and integrated circuits addressing both front-end and back-end of the manufacturing process. By providing chemical mechanical planarization pads and slurries, photoresists and advanced coatings for lithography, removers and cleaners, dielectric and metallization solutions for back-end-of-line advanced chip packaging, along with silicones for light emitting diode ("LED") packaging and semiconductor applications, the segment offers the broadest portfolio of semiconductor and advanced packaging materials in the market. Electronics & Imaging provides permanent and process chemistries for the fabrication of printed circuit boards to include laminates and substrates, electroless and electrolytic metallization solutions, as well as patterning solutions and materials. The segment also provides innovative metallization processes for metal finishing, decorative, and industrial applications. Electronics & Imaging is a leading global supplier of innovative metallization pastes and back sheet materials for the production of solar cells and solar modules for the PV industry. The segment is also a leading supplier in the packaging graphics industry providing flexographic printing inks, photopolymer plates, and platemaking systems used in digital printing applications for textile, commercial and home-office use. In addition, the segment provides cutting-edge materials for the manufacturing of rigid and flexible displays for liquid crystal displays ("LCD"), advanced-matrix organic light emitting diode ("AMOLED"), and quantum dot ("QD") applications. Electronics & Imaging addresses all of these markets by leveraging a strong science and technology base to provide the critical materials and solutions for creating a more connected and digital world.

NUTRITION & BIOSCIENCES
Nutrition & Biosciences is an innovation-driven and customer-focused segment that provides solutions for the global food and beverage, pharma, personal care, and animal nutrition markets. It consists of two global businesses: Nutrition & Health and Industrial Biosciences.

Nutrition & Health
The Nutrition & Health business is one of the world’s largest producers of specialty food ingredients, developing and manufacturing solutions for the global food and beverage market. Its innovative and broad portfolio of natural-based ingredients marketed under the DuPont Danisco® brand serves to improve health and nutrition as well as taste and texture in a wide range of dairy, beverage, bakery, and dietary supplements applications. Its probiotics portfolio, including the HOWARU® brand, is world famous for its extensively documented strains that deliver consumers benefits in digestive and immune health. In addition to serving the global food and beverage market, the Nutrition & Health business is one of the world's largest producers of cellulosic- and alginates-based pharma excipients, used to improve the functionality and delivery of pharmaceuticals, and enabling the development of more effective pharma solutions.

Industrial Biosciences
The Industrial Biosciences business is an industry pioneer and innovator that works with customers to improve the performance, productivity and sustainability of their products and processes through biotechnology and engineering solutions including enzymes, biomaterials, biocides and antimicrobial solutions and process technology. Industrial Biosciences offers better, cleaner and safer solutions to a wide range of industries including animal nutrition, biofuels, apparel and textiles, food and beverages, cleaning, personal care, fertilizers, and oil and gas.

TRANSPORTATION & ADVANCED POLYMERS
Transportation & Advanced Polymers provides high-performance engineering resins, adhesives, lubricants and parts to engineers and designers in the transportation, electronics and medical end-markets to enable systems solutions for demanding applications and environments.

The segment delivers a broad range of polymer-based high-performance materials in its product portfolio, including elastomers and thermoplastic and thermoset engineering polymers which are used by customers to fabricate components for mechanical, chemical and electrical systems. The main products include: DuPont™ Zytel® nylon resins, Delrin® acetal resins, Hytrel® polyester thermoplastic elastomer resins, Tynex® filaments, Vespel® parts and shapes, Vamac® ethylene acrylic elastomer, Kalrez® perfluoroelastomer, Crastin® PBT thermoplastic polyester resin, Rynite® PET polyester resin, Molykote® lubricants, Dow Corning® silicone solutions for healthcare, MULTIBASE™ TPSiV™ silicones for thermoplastics and BETASEAL™, BETAMATE™ and BETAFORCE™ structural and elastic adhesives. The segment produces innovative and differentiated adhesive technologies to meet customer specifications for durability, crash performance, and healthcare applications. Transportation & Advanced Polymers also targets the performance plastics and fluid solutions markets by developing technologies that differentiate customers’ products with improved performance characteristics.

SAFETY & CONSTRUCTION
Safety & Construction is a leading provider of engineered products and integrated systems for a number of industry verticals including construction, worker safety, energy, oil and gas, transportation, medical devices and water purification and separation.

Safety & Construction addresses the growing global needs of businesses, governments, and consumers for solutions that make life safer, healthier, and better. By uniting market-driven science with the strength of highly regarded brands including DuPont™ Kevlar® high-strength material, Nomex® thermal-resistant material, Corian® solid surfaces, and Tyvek® selective barriers, with Dow FILMTEC™, STYROFOAM™ and GREAT STUFF™, the segment delivers products to a broad array of markets including industrial, building and construction, consumer, military and law enforcement, automotive, aerospace, water processing and energy. Safety & Construction is investing in future growth initiatives such as the protection of perishable and temperature-sensitive foods and pharmaceutical products, new roofing products, flame resistant cargo containers, protective clothing with much higher levels of arc protection for utilities and more comfortable and higher particulate protection hoods for fire fighters. Safety & Construction is a leader in the construction, delivering insulation, air sealing and weatherization systems to improve energy efficiency, reduce energy costs and provide more sustainable buildings. Safety & Construction is also a leading provider of purification and separation technologies including reverse osmosis membranes and ion exchange resins to help customers with a broad array of separation and purification needs such as reusing waste water streams and making more potable drinking water. Through the Sustainable Solutions business unit, the segment is a leader in safety consulting, selling training products as well as consulting services, to improve the safety, productivity, and sustainability of organizations across a range of industries.

CORPORATE
Corporate includes certain enterprise and governance activities (including insurance operations, environmental operations, geographic management, etc.); the results of Ventures (including business incubation platforms and non-business aligned joint ventures); gains and losses on the sales of financial assets; severance costs; non-business aligned litigation expenses; discontinued or non-aligned businesses and pre-commercial activities.

DowDuPont will report geographic information for the following regions: U.S. & Canada, Asia Pacific, Latin America, and Europe, Middle East, and Africa ("EMEA"). As a result of the Merger, Dow changed the geographic alignment for the country of India to be reflected in Asia Pacific (previously reported in EMEA) and aligned Puerto Rico to U.S. & Canada (previously reported in Latin America).

®™ Trademark of The Dow Chemical Company ("Dow") or E. I. du Pont de Nemours and Company ("DuPont") or affiliated companies of Dow or DuPont.

Unaudited Pro Forma Combined Statements of Income and Pro Forma Historical Segment Information
The following unaudited pro forma combined statements of income (the "unaudited pro forma income statements") and pro forma historical segment information for DowDuPont are presented to illustrate the estimated effects of the Merger, assuming that the Merger had been consummated on January 1, 2016. For all periods presented, adjustments have been made for (1) the preliminary purchase accounting impact, (2) accounting policy alignment, (3) eliminate the effect of events that are directly attributable to the Merger Agreement (e.g., one-time transaction costs), (4) eliminate the impact of transactions between Dow and DuPont, and (5) eliminate the effect of consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger. Events that are not expected to have a continuing impact on the combined results (e.g., inventory step-up costs) are excluded. The unaudited pro forma income statements and pro forma historical segment information do not reflect restructuring or integration activities or other costs following the Merger that may be incurred to achieve cost or growth synergies of DowDuPont. The unaudited pro forma income statements and pro forma historical segment information were based on and should be read in conjunction with the separate historical financial statements and accompanying notes contained in each of the Dow and DuPont Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for the applicable periods.

The unaudited pro forma income statements have been prepared using the acquisition method of accounting under Accounting Standards Codification ("ASC") Topic 805, "Business Combinations" ("ASC 805"), under which Dow has been designated as the accounting acquirer in the Merger for accounting purposes. Under ASC 805, Dow will account for the transaction by using Dow historical financial information and accounting policies and adding the assets and liabilities of DuPont as of August 31, 2017 ("Merger Date") at their respective fair values. The assets and liabilities of DuPont have been measured based on various preliminary estimates at the Merger Date using assumptions that DowDuPont believes are reasonable based on information that is currently available. DowDuPont intends to complete the valuations and other studies and will finalize the allocation of consideration as soon as practicable within the measurement period in accordance with ASC 805, but no later than one year following the closing date of the Merger. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma income statements and DowDuPont’s future results of operations.

The unaudited pro forma income statements and pro forma historical segment information have been presented for informational purposes only and are not necessarily indicative of what DowDuPont’s results of operations actually would have been had the Merger been completed on January 1, 2016. In addition, the unaudited pro forma income statements and pro forma historical segment information do not purport to project the future operating results of the Company.

For additional information on the Merger, refer to DowDuPont's Form 8-K filed on September 1, 2017, and other filings with the U.S. Securities and Exchange Commission ("SEC"). The pro forma information included in this filing is consistent with the adjustments made in the unaudited pro forma financial statements included in the Current Report on Form 8-K/A filed with the SEC on October 26, 2017.

DowDuPont Inc.
Unaudited Pro Forma Combined Statements of Income

	Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
In millions, except per share amounts	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2017
Net sales	$17,660	$18,509	$16,991	$17,734	$70,894	$20,467	$20,717	$41,184
Cost of sales	12,138	13,230	12,940	13,688	51,996	14,493	14,937	29,430
Research and development expenses	738	791	770	762	3,061	794	800	1,594
Selling, general and administrative expenses	1,790	1,777	1,586	1,548	6,701	1,840	1,800	3,640
Amortization of intangibles	376	396	429	423	1,624	428	435	863
Restructuring and asset related charges - net	76	366	172	394	1,008	151	148	299
Integration and separation costs	23	70	160	223	476	242	296	538
Asbestos-related charge	—	—	—	1,113	1,113	—	—	—
Equity in earnings of nonconsolidated affiliates	43	104	86	283	516	208	73	281
Sundry income (expense) - net	(916)	2,574	(37)	139	1,760	(244)	244	—
Interest expense and amortization of debt discount	263	271	283	291	1,108	273	295	568
Income (Loss) from continuing operations before income taxes	$1,383	$4,286	$700	$(286)	$6,083	$2,210	$2,323	$4,533
Provision (Credit) for income taxes on continuing operations	192	318	101	(323)	288	281	440	721
Income from continuing operations, net of tax	$1,191	$3,968	$599	$37	$5,795	$1,929	$1,883	$3,812
Net income attributable to noncontrolling interests	29	26	20	33	108	37	48	85
Net income from continuing operations attributable to DowDuPont Inc.	$1,162	$3,942	$579	$4	$5,687	$1,892	$1,835	$3,727
Preferred stock dividends	85	85	85	85	340	—	—	—
Net income (loss) from continuing operations available for DowDuPont Inc. common stockholders	$1,077	$3,857	$494	$(81)	$5,347	$1,892	$1,835	$3,727

Per common share data:
Earnings (Loss) per common share from continuing operations - basic	$0.48	$1.73	$0.22	$(0.04)	$2.40	$0.82	$0.79	$1.60
Earnings (Loss) per common share from continuing operations - diluted	$0.48	$1.68	$0.22	$(0.04)	$2.37	$0.81	$0.78	$1.59

Weighted-average common shares outstanding - basic	2,216.1	2,224.3	2,225.6	2,219.4	2,221.3	2,315.7	2,325.0	2,320.4
Weighted-average common shares outstanding - diluted	2,235.3	2,341.3	2,247.1	2,219.4	2,242.1	2,341.2	2,347.7	2,344.4

Refer to subsequent tables for reconciliations of historical consolidated statements of income for Dow and DuPont to the unaudited pro forma combined statements of income for DowDuPont.

DowDuPont Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended March 31, 2016

			Adjustments
In millions, except per share amounts	Historical Dow	Historical DuPont	Reclass [1]	Divestitures [2]	Pro Forma [3]	Pro Forma
Net sales	$10,703	$7,405	$57	$(443)	$(62)	$17,660
Cost of sales	7,951	4,242	134	(181)	(8)	12,138
Other operating charges	—	185	(185)	—	—	—
Research and development expenses	361	418	(10)	(38)	7	738
Selling, general and administrative expenses	742	1,128	(48)	(43)	11	1,790
Other (loss) income, net	—	372	(372)	—	—	—
Amortization of intangibles	103	—	51	—	222	376
Restructuring and asset related charges - net	(2)	77	—	1	—	76
Integration and separation costs	—	—	58	—	(35)	23
Equity in earnings of nonconsolidated affiliates	39	—	10	—	(6)	43
Sundry income (expense) - net	(1,241)	—	330	(5)	—	(916)
Interest income	20	—	(20)	—	—	—
Interest expense and amortization of debt discount	201	92	—	—	(30)	263
Income from continuing operations before income taxes	$165	$1,635	$5	$(187)	$(235)	$1,383
Provision (Credit) for income taxes on continuing operations	(110)	406	5	(31)	(78)	192
Income from continuing operations, net of tax	$275	$1,229	$—	$(156)	$(157)	$1,191
Net income attributable to noncontrolling interests	21	6	—	—	2	29
Net income from continuing operations attributable to DowDuPont Inc.	$254	$1,223	$—	$(156)	$(159)	$1,162
Preferred stock dividends	85	2	—	—	(2)	85
Net income from continuing operations available for DowDuPont Inc. common stockholders	$169	$1,221	$—	$(156)	$(157)	$1,077

Per common share data:
Earnings per common share from continuing operations - basic						$0.48
Earnings per common share from continuing operations - diluted						$0.48

Weighted-average common shares outstanding - basic [4]						2,216.1
Weighted-average common shares outstanding - diluted [4]						2,235.3

1.
Certain reclassifications were made to conform to the presentation that will be used for DowDuPont. The reclassifications are consistent with those identified and disclosed in the Current Report on Form 8-K/A filed with the SEC on October 26, 2017.

2.
Includes the following consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger, including: Dow’s global Ethylene Acrylic Acid ("EAA") copolymers and ionomers business; a portion of Dow AgroSciences’ corn seed business in Brazil; and DuPont’s cereal broadleaf herbicides and chewing insecticides portfolio as well as its crop protection research and development pipeline and organization.

3.	Refer to Summary of Pro Forma Adjustments at the end of this section for additional details.

4.	Refer to Pro Forma Common Shares Outstanding at the end of this section for additional details.

DowDuPont Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended June 30, 2016

			Adjustments
In millions, except per share amounts	Historical Dow	Historical DuPont	Reclass [1]	Divestitures [2]	Pro Forma [3]	Pro Forma
Net sales	$11,952	$7,061	$24	$(473)	$(55)	$18,509
Cost of sales	9,275	3,990	139	(210)	36	13,230
Other operating charges	—	143	(143)	—	—	—
Research and development expenses	399	432	(10)	(37)	7	791
Selling, general and administrative expenses	787	1,211	(181)	(51)	11	1,777
Other (loss) income, net	—	51	(51)	—	—	—
Amortization of intangibles	122	—	52	—	222	396
Restructuring and asset related charges - net	454	(90)	—	2	—	366
Integration and separation costs	—	—	143	—	(73)	70
Equity in earnings of nonconsolidated affiliates	82	—	28	—	(6)	104
Sundry income (expense) - net	2,550	—	25	(1)	—	2,574
Interest income	18	—	(18)	—	—	—
Interest expense and amortization of debt discount	208	93	—	—	(30)	271
Income from continuing operations before income taxes	$3,357	$1,333	$8	$(178)	$(234)	$4,286
Provision for income taxes on continuing operations	130	306	8	(42)	(84)	318
Income from continuing operations, net of tax	$3,227	$1,027	$—	$(136)	$(150)	$3,968
Net income attributable to noncontrolling interests	19	4	—	—	3	26
Net income from continuing operations attributable to DowDuPont Inc.	$3,208	$1,023	$—	$(136)	$(153)	$3,942
Preferred stock dividends	85	3	—	—	(3)	85
Net income from continuing operations available for DowDuPont Inc. common stockholders	$3,123	$1,020	$—	$(136)	$(150)	$3,857

Per common share data:
Earnings per common share from continuing operations - basic						$1.73
Earnings per common share from continuing operations - diluted [4]						$1.68

Weighted-average common shares outstanding - basic [5]						2,224.3
Weighted-average common shares outstanding - diluted [5]						2,341.3

1.
Certain reclassifications were made to conform to the presentation that will be used for DowDuPont. The reclassifications are consistent with those identified and disclosed in the Current Report on Form 8-K/A filed with the SEC on October 26, 2017.

2.
Includes the following consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger, including: Dow’s global EAA copolymers and ionomers business; a portion of Dow AgroSciences’ corn seed business in Brazil; and DuPont’s cereal broadleaf herbicides and chewing insecticides portfolio as well as its crop protection research and development pipeline and organization.

3.	Refer to Summary of Pro Forma Adjustments at the end of this section for additional details.

4.
Cumulative Convertible Perpetual Preferred Stock, Series A ("Preferred Stock") dividends were added back in the calculation of "Earnings per common share from continuing operations - diluted" for the three months ended June 30, 2016.

5.	Refer to Pro Forma Common Shares Outstanding at the end of this section for additional details.

DowDuPont Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended September 30, 2016

			Adjustments
In millions, except per share amounts	Historical Dow	Historical DuPont	Reclass [1]	Divestitures [2]	Pro Forma [3]	Pro Forma
Net sales	$12,483	$4,917	$27	$(389)	$(47)	$16,991
Cost of sales	9,841	3,090	141	(166)	34	12,940
Other operating charges	—	176	(176)	—	—	—
Research and development expenses	399	410	(10)	(36)	7	770
Selling, general and administrative expenses	864	1,016	(249)	(56)	11	1,586
Other (loss) income, net	—	(16)	16	—	—	—
Amortization of intangibles	162	—	45	—	222	429
Restructuring and asset related charges - net	—	172	—	—	—	172
Integration and separation costs	—	—	249	—	(89)	160
Equity in earnings of nonconsolidated affiliates	70	—	22	—	(6)	86
Sundry income (expense) - net	(4)	—	(32)	(1)	—	(37)
Interest income	26	—	(26)	—	—	—
Interest expense and amortization of debt discount	220	93	—	—	(30)	283
Income (Loss) from continuing operations before income taxes	$1,089	$(56)	$7	$(132)	$(208)	$700
Provision (Credit) for income taxes on continuing operations	271	(69)	7	(30)	(78)	101
Income from continuing operations, net of tax	$818	$13	$—	$(102)	$(130)	$599
Net income attributable to noncontrolling interests	14	4	—	—	2	20
Net income from continuing operations attributable to DowDuPont Inc.	$804	$9	$—	$(102)	$(132)	$579
Preferred stock dividends	85	2	—	—	(2)	85
Net income from continuing operations available for DowDuPont Inc. common stockholders	$719	$7	$—	$(102)	$(130)	$494

Per common share data:
Earnings per common share from continuing operations - basic						$0.22
Earnings per common share from continuing operations - diluted						$0.22

Weighted-average common shares outstanding - basic [4]						2,225.6
Weighted-average common shares outstanding - diluted [4]						2,247.1

1.
Certain reclassifications were made to conform to the presentation that will be used for DowDuPont. The reclassifications are consistent with those identified and disclosed in the Current Report on Form 8-K/A filed with the SEC on October 26, 2017.

2.
Includes the following consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger, including: Dow’s global EAA copolymers and ionomers business; a portion of Dow AgroSciences’ corn seed business in Brazil; and DuPont’s cereal broadleaf herbicides and chewing insecticides portfolio as well as its crop protection research and development pipeline and organization.

3.	Refer to Summary of Pro Forma Adjustments at the end of this section for additional details.

4.	Refer to Pro Forma Common Shares Outstanding at the end of this section for additional details.

DowDuPont Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended December 31, 2016

			Adjustments
In millions, except per share amounts	Historical Dow	Historical DuPont	Reclass [1]	Divestitures [2]	Pro Forma [3]	Pro Forma
Net sales	$13,020	$5,211	$62	$(507)	$(52)	$17,734
Cost of sales	10,574	3,147	145	(226)	48	13,688
Other operating charges	—	182	(182)	—	—	—
Research and development expenses	425	381	(10)	(42)	8	762
Selling, general and administrative expenses	911	964	(284)	(53)	10	1,548
Other (loss) income, net	—	301	(301)	—	—	—
Amortization of intangibles	157	—	46	—	220	423
Restructuring and asset related charges - net	—	393	—	1	—	394
Integration and separation costs	—	—	285	—	(62)	223
Asbestos-related charge	1,113	—	—	—	—	1,113
Equity in earnings of nonconsolidated affiliates	251	—	39	—	(7)	283
Sundry income (expense) - net	(103)	—	245	(3)	—	139
Interest income	43	—	(43)	—	—	—
Interest expense and amortization of debt discount	229	92	—	—	(30)	291
Income (Loss) from continuing operations before income taxes	$(198)	$353	$2	$(190)	$(253)	$(286)
Provision (Credit) for income taxes on continuing operations	(282)	101	2	(57)	(87)	(323)
Income from continuing operations, net of tax	$84	$252	$—	$(133)	$(166)	$37
Net income (loss) attributable to noncontrolling interests	32	(2)	—	—	3	33
Net income from continuing operations attributable to DowDuPont Inc.	$52	$254	$—	$(133)	$(169)	$4
Preferred stock dividends	85	3	—	—	(3)	85
Net income (loss) from continuing operations available for DowDuPont Inc. common stockholders	$(33)	$251	$—	$(133)	$(166)	$(81)

Per common share data:
Loss per common share from continuing operations - basic						$(0.04)
Loss per common share from continuing operations - diluted [4]						$(0.04)

Weighted-average common shares outstanding - basic [5]						2,219.4
Weighted-average common shares outstanding - diluted [5]						2,219.4

1.
Certain reclassifications were made to conform to the presentation that will be used for DowDuPont. The reclassifications are consistent with those identified and disclosed in the Current Report on Form 8-K/A filed with the SEC on October 26, 2017.

2.
Includes the following consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger, including: Dow’s global EAA copolymers and ionomers business; a portion of Dow AgroSciences’ corn seed business in Brazil; and DuPont’s cereal broadleaf herbicides and chewing insecticides portfolio as well as its crop protection research and development pipeline and organization.

3.	Refer to Summary of Pro Forma Adjustments at the end of this section for additional details.

4.
For the three months ended December 31, 2016, the Company reported "Net loss from continuing operations available for DowDuPont Inc. common stockholders." In accordance with U.S. GAAP, "Weighted-average common shares outstanding - basic" was used in the calculation of "Loss per common share from continuing operations - diluted."

5.	Refer to Pro Forma Common Shares Outstanding at the end of this section for additional details.

DowDuPont Inc.
Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2016

			Adjustments
In millions, except per share amounts	Historical Dow	Historical DuPont	Reclass [1]	Divestitures [2]	Pro Forma [3]	Pro Forma
Net sales	$48,158	$24,594	$170	$(1,812)	$(216)	$70,894
Cost of sales	37,641	14,469	559	(783)	110	51,996
Other operating charges	—	686	(686)	—	—	—
Research and development expenses	1,584	1,641	(40)	(153)	29	3,061
Selling, general and administrative expenses	3,304	4,319	(762)	(203)	43	6,701
Other (loss) income, net	—	708	(708)	—	—	—
Amortization of intangibles	544	—	194	—	886	1,624
Restructuring and asset related charges - net	452	552	—	4	—	1,008
Integration and separation costs	—	—	735	—	(259)	476
Asbestos-related charge	1,113	—	—	—	—	1,113
Equity in earnings of nonconsolidated affiliates	442	—	99	—	(25)	516
Sundry income (expense) - net	1,202	—	568	(10)	—	1,760
Interest income	107	—	(107)	—	—	—
Interest expense and amortization of debt discount	858	370	—	—	(120)	1,108
Income from continuing operations before income taxes	$4,413	$3,265	$22	$(687)	$(930)	$6,083
Provision for income taxes on continuing operations	9	744	22	(160)	(327)	288
Income from continuing operations, net of tax	$4,404	$2,521	$—	$(527)	$(603)	$5,795
Net income attributable to noncontrolling interests	86	12	—	—	10	108
Net income from continuing operations attributable to DowDuPont Inc.	$4,318	$2,509	$—	$(527)	$(613)	$5,687
Preferred stock dividends	340	10	—	—	(10)	340
Net income from continuing operations available for DowDuPont Inc. common stockholders	$3,978	$2,499	$—	$(527)	$(603)	$5,347

Per common share data:
Earnings per common share from continuing operations - basic						$2.40
Earnings per common share from continuing operations - diluted						$2.37

Weighted-average common shares outstanding - basic [4]						2,221.3
Weighted-average common shares outstanding - diluted [4]						2,242.1

1.
Certain reclassifications were made to conform to the presentation that will be used for DowDuPont. The reclassifications are consistent with those identified and disclosed in the Current Report on Form 8-K/A filed with the SEC on October 26, 2017.

2.
Includes the following consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger, including: Dow’s global EAA copolymers and ionomers business; a portion of Dow AgroSciences’ corn seed business in Brazil; and DuPont’s cereal broadleaf herbicides and chewing insecticides portfolio as well as its crop protection research and development pipeline and organization.

3.	Refer to Summary of Pro Forma Adjustments at the end of this section for additional details.

4.	Refer to Pro Forma Common Shares Outstanding at the end of this section for additional details.

DowDuPont Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended March 31, 2017

			Adjustments
In millions, except per share amounts	Historical Dow	Historical DuPont	Reclass [1]	Divestitures [2]	Pro Forma [3]	Pro Forma
Net sales	$13,230	$7,743	$45	$(484)	$(67)	$20,467
Cost of sales	10,197	4,371	133	(199)	(9)	14,493
Other operating charges	—	204	(204)	—	—	—
Research and development expenses	416	416	(10)	(35)	7	794
Selling, general and administrative expenses	867	1,260	(249)	(49)	11	1,840
Other (loss) income, net	—	306	(306)	—	—	—
Amortization of intangibles	155	—	51	—	222	428
Restructuring and asset related charges - net	(1)	152	—	—	—	151
Integration and separation costs	—	—	279	—	(37)	242
Equity in earnings of nonconsolidated affiliates	196	—	18	—	(6)	208
Sundry income (expense) - net	(470)	—	228	(2)	—	(244)
Interest income	25	—	(25)	—	—	—
Interest expense and amortization of debt discount	219	84	—	—	(30)	273
Income from continuing operations before income taxes	$1,128	$1,562	$(40)	$(203)	$(237)	$2,210
Provision for income taxes on continuing operations	213	224	(40)	(32)	(84)	281
Income from continuing operations, net of tax	$915	$1,338	$—	$(171)	$(153)	$1,929
Net income attributable to noncontrolling interests	27	8	—	—	2	37
Net income from continuing operations attributable to DowDuPont Inc.	$888	$1,330	$—	$(171)	$(155)	$1,892
Preferred stock dividends	—	2	—	—	(2)	—
Net income from continuing operations available for DowDuPont Inc. common stockholders	$888	$1,328	$—	$(171)	$(153)	$1,892

Per common share data:
Earnings per common share from continuing operations - basic						$0.82
Earnings per common share from continuing operations - diluted						$0.81

Weighted-average common shares outstanding - basic [4]						2,315.7
Weighted-average common shares outstanding - diluted [4]						2,341.2

1.
Certain reclassifications were made to conform to the presentation that will be used for DowDuPont. The reclassifications are consistent with those identified and disclosed in the Current Report on Form 8-K/A filed with the SEC on October 26, 2017.

2.
Includes the following consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger, including: Dow’s global EAA copolymers and ionomers business; a portion of Dow AgroSciences’ corn seed business in Brazil; and DuPont’s cereal broadleaf herbicides and chewing insecticides portfolio as well as its crop protection research and development pipeline and organization.

3.	Refer to Summary of Pro Forma Adjustments at the end of this section for additional details.

4.	Refer to Pro Forma Common Shares Outstanding at the end of this section for additional details.

DowDuPont Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended June 30, 2017

			Adjustments
In millions, except per share amounts	Historical Dow	Historical DuPont	Reclass [1]	Divestitures [2]	Pro Forma [3]	Pro Forma
Net sales	$13,834	$7,424	$28	$(510)	$(59)	$20,717
Cost of sales	10,764	4,192	138	(218)	61	14,937
Other operating charges	—	176	(176)	—	—	—
Research and development expenses	405	441	(10)	(43)	7	800
Selling, general and administrative expenses	855	1,348	(361)	(53)	11	1,800
Other (loss) income, net	—	(21)	21	—	—	—
Amortization of intangibles	157	—	57	—	221	435
Restructuring and asset related charges - net	(12)	160	—	—	—	148
Integration and separation costs	—	—	352	(15)	(41)	296
Equity in earnings of nonconsolidated affiliates	54	—	24	—	(5)	73
Sundry income (expense) - net	299	—	(46)	(9)	—	244
Interest income	22	—	(22)	—	—	—
Interest expense and amortization of debt discount	226	99	—	—	(30)	295
Income from continuing operations before income taxes	$1,814	$987	$5	$(190)	$(293)	$2,323
Provision for income taxes on continuing operations	455	128	5	(46)	(102)	440
Income from continuing operations, net of tax	$1,359	$859	$—	$(144)	$(191)	$1,883
Net income attributable to noncontrolling interests	38	7	—	—	3	48
Net income from continuing operations attributable to DowDuPont Inc.	$1,321	$852	$—	$(144)	$(194)	$1,835
Preferred stock dividends	—	3	—	—	(3)	—
Net income from continuing operations available for DowDuPont Inc. common stockholders	$1,321	$849	$—	$(144)	$(191)	$1,835

Per common share data:
Earnings per common share from continuing operations - basic						$0.79
Earnings per common share from continuing operations - diluted						$0.78

Weighted-average common shares outstanding - basic [4]						2,325.0
Weighted-average common shares outstanding - diluted [4]						2,347.7

1.
Certain reclassifications were made to conform to the presentation that will be used for DowDuPont. The reclassifications are consistent with those identified and disclosed in the Current Report on Form 8-K/A filed with the SEC on October 26, 2017.

2.
Includes the following consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger, including: Dow’s global EAA copolymers and ionomers business; a portion of Dow AgroSciences’ corn seed business in Brazil; and DuPont’s cereal broadleaf herbicides and chewing insecticides portfolio as well as its crop protection research and development pipeline and organization.

3.	Refer to Summary of Pro Forma Adjustments at the end of this section for additional details.

4.	Refer to Pro Forma Common Shares Outstanding at the end of this section for additional details.

DowDuPont Inc.
Unaudited Pro Forma Combined Statement of Income
For the Six Months Ended June 30, 2017

			Adjustments
In millions, except per share amounts	Historical Dow	Historical DuPont	Reclass [1]	Divestitures [2]	Pro Forma [3]	Pro Forma
Net sales	$27,064	$15,167	$73	$(994)	$(126)	$41,184
Cost of sales	20,961	8,563	271	(417)	52	29,430
Other operating charges	—	380	(380)	—	—	—
Research and development expenses	821	857	(20)	(78)	14	1,594
Selling, general and administrative expenses	1,722	2,608	(610)	(102)	22	3,640
Other (loss) income, net	—	285	(285)	—	—	—
Amortization of intangibles	312	—	108	—	443	863
Restructuring and asset related charges - net	(13)	312	—	—	—	299
Integration and separation costs	—	—	631	(15)	(78)	538
Equity in earnings of nonconsolidated affiliates	250	—	42	—	(11)	281
Sundry income (expense) - net	(171)	—	182	(11)	—	—
Interest income	47	—	(47)	—	—	—
Interest expense and amortization of debt discount	445	183	—	—	(60)	568
Income from continuing operations before income taxes	$2,942	$2,549	$(35)	$(393)	$(530)	$4,533
Provision for income taxes on continuing operations	668	352	(35)	(78)	(186)	721
Income from continuing operations, net of tax	$2,274	$2,197	$—	$(315)	$(344)	$3,812
Net income attributable to noncontrolling interests	65	15	—	—	5	85
Net income from continuing operations attributable to DowDuPont Inc.	$2,209	$2,182	$—	$(315)	$(349)	$3,727
Preferred stock dividends	—	5	—	—	(5)	—
Net income from continuing operations available for DowDuPont Inc. common stockholders	$2,209	$2,177	$—	$(315)	$(344)	$3,727

Per common share data:
Earnings per common share from continuing operations - basic						$1.60
Earnings per common share from continuing operations - diluted						$1.59

Weighted-average common shares outstanding - basic [4]						2,320.4
Weighted-average common shares outstanding - diluted [4]						2,344.4

1.
Certain reclassifications were made to conform to the presentation that will be used for DowDuPont. The reclassifications are consistent with those identified and disclosed in the Current Report on Form 8-K/A filed with the SEC on October 26, 2017.

2.
Includes the following consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger, including: Dow’s global EAA copolymers and ionomers business; a portion of Dow AgroSciences’ corn seed business in Brazil; and DuPont’s cereal broadleaf herbicides and chewing insecticides portfolio as well as its crop protection research and development pipeline and organization.

3.	Refer to Summary of Pro Forma Adjustments at the end of this section for additional details.

4.	Refer to Pro Forma Common Shares Outstanding at the end of this section for additional details.

DowDuPont Inc.
Summary of Pro Forma Adjustments
(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
In millions	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2017
Net sales
Intercompany transactions [1]	$(62)	$(55)	$(47)	$(52)	$(216)	$(67)	$(59)	$(126)
Cost of sales
Intercompany transactions [1]	$(62)	$(55)	$(47)	$(52)	$(216)	$(67)	$(59)	$(126)
Policy harmonization [2]	(27)	10	—	17	—	(23)	38	15
Depreciation expense [3]	81	81	81	83	326	81	82	163
Total cost of sales	$(8)	$36	$34	$48	$110	$(9)	$61	$52
Research and development expenses:
Depreciation expense [3]	$7	$7	$7	$8	$29	$7	$7	$14
Selling, general and administrative expenses
Depreciation expense [3]	$11	$11	$11	$10	$43	$11	$11	$22
Amortization of intangibles
Amortization expense [4]	$222	$222	$222	$220	$886	$222	$221	$443
Integration and separation costs
Transaction costs [5]	$(35)	$(73)	$(89)	$(62)	$(259)	$(37)	$(41)	$(78)
Equity in earnings of nonconsolidated affiliates
Fair value of nonconsolidated affiliates [6]	$(6)	$(6)	$(6)	$(7)	$(25)	$(6)	$(5)	$(11)
Interest expense and amortization of debt discount
Amortization of debt discount [7]	$(30)	$(30)	$(30)	$(30)	$(120)	$(30)	$(30)	$(60)
Total pro forma adjustments to income from continuing operations before income taxes	$(235)	$(234)	$(208)	$(253)	$(930)	$(237)	$(293)	$(530)
Provision for income taxes on continuing operations [8]
Policy harmonization [2]	$9	$(3)	$—	$(6)	$—	$8	$(14)	$(6)
Depreciation expense [3]	(33)	(33)	(33)	(33)	(132)	(34)	(34)	(68)
Amortization expense [4]	(70)	(70)	(70)	(70)	(280)	(69)	(69)	(138)
Transaction costs [5]	7	13	16	13	49	2	6	8
Fair value of nonconsolidated affiliates [6]	(2)	(2)	(2)	(2)	(8)	(2)	(2)	(4)
Amortization of debt discount [7]	11	11	11	11	44	11	11	22
Total provision for income taxes on continuing operations	$(78)	$(84)	$(78)	$(87)	$(327)	$(84)	$(102)	$(186)
Total pro forma adjustments to income from continuing operations, net of tax	$(157)	$(150)	$(130)	$(166)	$(603)	$(153)	$(191)	$(344)
Net income attributable to noncontrolling interests
Reclass historical dividends [9]	$2	$3	$2	$3	$10	$2	$3	$5
Net income from continuing operations attributable to DowDuPont Inc.	$(159)	$(153)	$(132)	$(169)	$(613)	$(155)	$(194)	$(349)
Preferred stock dividends
Reclass historical dividends [9]	$(2)	$(3)	$(2)	$(3)	$(10)	$(2)	$(3)	$(5)
Net income from continuing operations available for DowDuPont Inc. common stockholders	$(157)	$(150)	$(130)	$(166)	$(603)	$(153)	$(191)	$(344)

1.	Elimination of intercompany transactions between Dow and DuPont.

2.	Adjustment to conform DuPont's accounting policy of deferring and amortizing expense for planned major maintenance activities to Dow's accounting policy of directly expensing the costs as incurred.

3.	Increase in depreciation expense for the fair value step-up of DuPont's property, plant and equipment.

4.	Increase in amortization expense for the fair value step-up of DuPont's finite-lived intangibles.

5.	Elimination of one-time transaction costs directly attributable to the Merger.

6.	Decrease in equity in earnings of nonconsolidated affiliates for the fair value adjustment to DuPont's investment in nonconsolidated affiliates.

7.	Decrease in interest expense related to amortization of the fair value adjustment to DuPont's long-term debt.

8.
Represents the income tax effect of the pro forma adjustments related to the Merger calculated using a blended statutory income tax rate, inclusive of state taxes. Management believes the blended statutory income tax rate resulting from this calculation provides a reasonable basis for the pro forma adjustments, however the effective tax rate of DowDuPont could be significantly different depending on the mix of activities.

9.	Reclassify historical dividends for DuPont preferred stock from "Preferred stock dividends" to "Net income attributable to noncontrolling interests."

DowDuPont Inc.
Pro Forma Common Shares Outstanding
(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
Shares in millions	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2017
Dow common shares outstanding - basic [1]	1,102.9	1,111.1	1,112.4	1,106.2	1,108.1	1,202.5	1,211.8	1,207.2
DuPont common shares outstanding - basic [2]	1,113.2	1,113.2	1,113.2	1,113.2	1,113.2	1,113.2	1,113.2	1,113.2
DowDuPont common shares outstanding - basic	2,216.1	2,224.3	2,225.6	2,219.4	2,221.3	2,315.7	2,325.0	2,320.4
Dilutive impact of Dow equity-based awards [1]	14.4	14.9	15.0	N/A [6]	15.1	19.6	17.2	18.3
Dilutive impact of Dow preferred stock [1,3,4]	—	96.8	—	N/A [6]	—	—	—	—
Dilutive impact of DuPont equity-based awards [5]	4.8	5.3	6.5	N/A [6]	5.7	5.9	5.5	5.7
DowDuPont common shares outstanding - diluted	2,235.3	2,341.3	2,247.1	2,219.4	2,242.1	2,341.2	2,347.7	2,344.4

1.	Reflects share amounts as reported by Dow in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the periods presented.

2.
DuPont common shares outstanding - basic for all periods presented reflects DuPont's common stock issued and outstanding at August 31, 2017, multiplied by the Merger Agreement conversion ratio of 1.2820.

3.
On December 30, 2016, Dow converted 4 million shares of Preferred Stock into 96.8 million shares of Dow common stock. In accordance with U.S. GAAP, the basic share count for the three- and twelve-month periods ended December 31, 2016 reflects a two-day averaging effect related to this conversion, or 2.1 million shares for the three-month period ended December 31, 2016 and .5 million shares for the twelve-month period ended December 31, 2016.

4.
Excludes 96.8 million shares for the three months ended March 31, 2016 and September 30, 2016 (excludes 96.3 million shares for the year ended December 31, 2016), because the effect of an assumed conversion of preferred stock into common stock for these periods would have been antidilutive.

5.
The "Dilutive impact of DuPont equity-based awards" reflects share amounts as reported by DuPont in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the periods presented, multiplied by the Merger Agreement conversion ratio of 1.2820.

6.
For the three months ended December 31, 2016, the Company reported "Net loss from continuing operations available for DowDuPont Inc. common stockholders." In accordance with U.S. GAAP, "Weighted-average common shares outstanding - basic" was used in the calculation of "Loss per common share from continuing operations - diluted."

DowDuPont Inc.
Selected Pro Forma Historical Segment Information
(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
In millions	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2017
Pro forma net sales by segment
Agriculture	$5,042	$4,356	$1,998	$2,664	$14,060	$5,049	$4,595	$9,644
Performance Materials & Coatings	954	1,440	2,046	1,922	6,362	2,063	2,255	4,318
Industrial Intermediates & Infrastructure	2,571	2,674	2,770	2,805	10,820	2,847	3,013	5,860
Packaging & Specialty Plastics	4,503	5,063	5,070	5,212	19,848	5,382	5,428	10,810
Electronics & Imaging	918	1,028	1,138	1,182	4,266	1,164	1,221	2,385
Nutrition & Biosciences	1,404	1,440	1,469	1,450	5,763	1,424	1,494	2,918
Transportation & Advanced Polymers	1,011	1,118	1,187	1,181	4,497	1,251	1,284	2,535
Safety & Construction	1,189	1,321	1,238	1,236	4,984	1,213	1,329	2,542
Corporate	68	69	75	82	294	74	98	172
Total	$17,660	$18,509	$16,991	$17,734	$70,894	$20,467	$20,717	$41,184
Pro Forma Operating EBITDA [1] by segment
Agriculture	$1,392	$1,002	$(172)	$100	$2,322	$1,461	$1,165	$2,626
Performance Materials & Coatings	168	323	345	392	1,228	481	540	1,021
Industrial Intermediates & Infrastructure	414	368	401	489	1,672	512	417	929
Packaging & Specialty Plastics	1,105	1,365	1,386	1,273	5,129	1,114	1,163	2,277
Electronics & Imaging	229	272	341	331	1,173	327	410	737
Nutrition & Biosciences	303	294	321	309	1,227	317	318	635
Transportation & Advanced Polymers	217	249	303	276	1,045	321	308	629
Safety & Construction	315	306	282	227	1,130	292	262	554
Corporate	(194)	(221)	(185)	(212)	(812)	(211)	(190)	(401)
Total	$3,949	$3,958	$3,022	$3,185	$14,114	$4,614	$4,393	$9,007
Pro forma equity in earnings (losses) [2] of nonconsolidated affiliates by segment
Agriculture	$(3)	$3	$(3)	$13	$10	$4	$(1)	$3
Performance Materials & Coatings	51	44	31	176	302	91	41	132
Industrial Intermediates & Infrastructure	(31)	(11)	(7)	31	(18)	73	(13)	60
Packaging & Specialty Plastics	—	48	44	64	156	32	37	69
Electronics & Imaging	17	16	9	4	46	6	6	12
Nutrition & Biosciences	3	6	5	5	19	6	5	11
Transportation & Advanced Polymers	3	9	3	—	15	—	6	6
Safety & Construction	6	7	8	4	25	6	5	11
Corporate	(3)	(18)	(4)	(14)	(39)	(10)	(13)	(23)
Total	$43	$104	$86	$283	$516	$208	$73	$281

1.
The Company uses Pro Forma Operating EBITDA as its measure of profit/loss for segment reporting. Pro Forma Operating EBITDA is defined as earnings (“Pro Forma income from continuing operations before income taxes”) before interest, depreciation, amortization and foreign exchange gains (losses), excluding the impact of significant items.

2.	Does not exclude the impact of significant items.

DowDuPont Inc.
Selected Pro Forma Historical Information
(Unaudited)

Pro Forma Net Sales by Geographic Region	Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
In millions	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2017
U.S. & Canada	$7,686	$8,063	$6,113	$6,368	$28,230	$8,715	$8,898	$17,613
EMEA [1]	5,070	4,749	4,496	4,482	18,797	5,808	5,336	11,144
Asia Pacific	3,228	3,808	4,033	4,497	15,566	4,074	4,499	8,573
Latin America	1,676	1,889	2,349	2,387	8,301	1,870	1,984	3,854
Total	$17,660	$18,509	$16,991	$17,734	$70,894	$20,467	$20,717	$41,184

1.	Europe, Middle East and Africa.

Reconciliation of "Pro forma income from continuing operations, net of tax" to Pro Forma Operating EBITDA In millions	Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2017
Pro forma income from continuing operations, net of tax	$1,191	$3,968	$599	$37	$5,795	$1,929	$1,883	$3,812
+ Provision (Credit) for income taxes on continuing operations	192	318	101	(323)	288	281	440	721
Pro forma income (loss) from continuing operations before income taxes	$1,383	$4,286	$700	$(286)	$6,083	$2,210	$2,323	$4,533
+ Depreciation and amortization	1,207	1,278	1,366	1,385	5,236	1,368	1,338	2,706
- Interest income [1]	35	44	56	74	209	49	55	104
+ Interest expense and amortization of debt discount	263	271	283	291	1,108	273	295	568
- Foreign exchange gains (losses), net [1]	(156)	(45)	(113)	82	(232)	(85)	(170)	(255)
- Adjusted significant items [2]	(975)	1,878	(616)	(1,951)	(1,664)	(727)	(322)	(1,049)
Pro Forma Operating EBITDA (Non-GAAP)	$3,949	$3,958	$3,022	$3,185	$14,114	$4,614	$4,393	$9,007

1.	Included in "Sundry income (expense) - net" in the Unaudited Pro Forma Combined Statements of Income.

2.
Significant items, excluding the impact of one-time transactions costs directly attributable to the Merger and costs related to DuPont's cereal broadleaf herbicides and chewing insecticides portfolio and eliminated from the pro forma results.

DowDuPont Inc.
Pro Forma Significant Items
(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
In millions	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2017
Pro forma significant items [1]
Impact of Dow Corning ownership restructure	$—	$2,318	$(212)	$—	$2,106	$—	$—	$—
Litigation related charges, awards and adjustments	(1,235)	—	—	27	(1,208)	(469)	137	(332)
Asbestos-related charge	—	—	—	(1,113)	(1,113)	—	—	—
Asset impairments and other charges	—	—	(158)	(598)	(756)	—	—	—
Integration and separation costs	(23)	(70)	(160)	(223)	(476)	(242)	(296)	(538)
Restructuring and asset related charges - net	(78)	(366)	(17)	41	(420)	(152)	(148)	(300)
Curtailment gain [2]	—	—	—	382	382	—	—	—
Gain on sale of business/entity	369	6	—	—	375	162	7	169
Environmental charges	—	—	—	(295)	(295)	—	—	—
Transaction costs and productivity actions	(31)	(40)	(69)	(55)	(195)	(26)	(22)	(48)
Charge for the termination of a terminal use agreement	—	—	—	(117)	(117)	—	—	—
Customer claims adjustment/recovery	23	30	—	—	53	—	—	—
Total pro forma significant items before taxes [3]	$(975)	$1,878	$(616)	$(1,951)	$(1,664)	$(727)	$(322)	$(1,049)
Tax impact of pro forma significant items [4]	(338)	(304)	(160)	(671)	(1,473)	(240)	(98)	(338)
Tax only significant items	—	57	—	(44)	13	(100)	29	(71)
Total pro forma significant items after tax [5]	$(637)	$2,125	$(456)	$(1,236)	$(204)	$(387)	$(253)	$(640)

1.
Significant items, excluding the impact of one-time transactions costs directly attributable to the Merger and costs related to DuPont's cereal broadleaf herbicides and chewing insecticides portfolio and eliminated from the pro forma results.

2.	The change in measure of profit/loss for segment reporting to Pro Forma Operating EBITDA resulted in a curtailment gain for DuPont to be recognized as a significant item.

3.	Impact on "Income (Loss) from continuing operations before income taxes."

4.
Impact on "Income from continuing operations, net of tax." The income tax effect for each adjustment was calculated based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible.

5.	Impact on "Net income (loss) from continuing operations available for DowDuPont Inc. common stockholders."

DowDuPont Inc.
Pro Forma Amortization of DuPont's Intangible Assets
(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
In millions	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2017
Pro forma amortization of DuPont's intangible assets before income taxes	$273	$274	$267	$266	$1,080	$273	$278	$551
Tax impact of pro forma amortization of DuPont's intangible assets	88	89	87	86	350	87	89	176
Pro forma amortization of DuPont's intangible assets, after-tax	$185	$185	$180	$180	$730	$186	$189	$375

DowDuPont Inc.
Reconciliation of Pro Forma Earnings (Loss) Per Common Share from Continuing Operations - Diluted to Pro Forma Adjusted Earnings Per Common Share from Continuing Operations - Diluted
(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended		Six Months Ended
Dollars per share	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2017
Pro forma earnings (loss) per common share from continuing operations - diluted [1]	$0.48	$1.68	$0.22	$(0.04)	$2.37	$0.81	$0.78	$1.59
- Earnings (Loss) per common share impact of pro forma significant items, after-tax	(0.29)	0.95	(0.20)	(0.55)	(0.09)	(0.16)	(0.11)	(0.27)
- Earnings (Loss) per common share impact of pro forma amortization of DuPont's intangible assets, after-tax	(0.08)	(0.09)	(0.08)	(0.08)	(0.33)	(0.08)	(0.08)	(0.16)
+ Dilutive effect of assumed preferred stock conversion into shares of common stock [2]	—	0.03	—	—	—	—	—	—
Pro forma adjusted earnings per common share from continuing operations - diluted (Non-GAAP) [3,4]	$0.85	$0.85	$0.50	$0.59	$2.79	$1.05	$0.97	$2.02

1.
For the three-month period ended December 31, 2016, the Company reported “Pro forma net loss from continuing operations available for DowDuPont Inc.common stockholders.” In accordance with U.S. GAAP, “Weighted-average common shares outstanding-basic” was used in the calculation of “Pro forma earnings (loss) per common share form continuing operations - diluted.”

2.
For the three-month period ended June 30, 2016, an assumed conversion of the Preferred Stock into shares of the Company’s common stock was included in the calculation of “Pro forma earnings (loss) per common share from continuing operations - diluted.”

3.
The dilutive effect of options and awards (22.2 million shares) was included in “Pro forma adjusted earnings per common share from continuing operations - diluted” for the three-month period ended December 31, 2016 as the Company had net income for this period on an operating basis (Non-GAAP).

4.
Pro Forma Adjusted Earnings Per Share ("Pro Forma Adjusted EPS"), a non-GAAP measure, is defined as “Pro Forma earnings (loss) per common share from continuing operations - diluted,” excluding the after-tax impact of pro forma significant items and the after-tax impact of pro forma amortization expense associated with DuPont’s intangible assets. The Company’s management believes this measure provides useful information to investors by offering an additional way of viewing DowDuPont’s results that helps investors identify the underlying earnings of the Company as compared to prior and future periods and its peers. Although amortization of DuPont’s intangible assets is excluded from this non-GAAP measure, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Pro Forma Adjusted EPS is a financial measure not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP financial measures of performance.